Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-81697, 2-94816, 033-54791, 333-03601, 333-22373, 333-58197, 033-32148, 333-33790, 333-47290 and 333-126577 on Form S-8, in Registration Statement Nos. 333-106491, 033-53655, 333-39551, 333-82165, 333-63243, 333-16353, 333-16353-01, 333-16353-02, 333-16353-03, 333-64652, 033-49662 and 333-113501 on Form S-3, and in Registration Statement Nos. 333-62232 and 333-82502 on Form S-4 of our reports dated March 6, 2006, relating to the consolidated financial statements of Avista Corporation and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph for certain changes in accounting and presentation resulting from the impact of recently adopted accounting standards), and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Avista Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Seattle, Washington
March 7, 2006